Exhibit 99.1

News Release

LCA-Vision Reports Third Quarter Procedure Volume

Financial Results Conference Call Set for October 27 at 10:00 a.m. Eastern Time

CINCINNATI, October 2, 2009 - LCA-Vision Inc. (NASDAQ: LCAV), a leading provider of laser vision correction services under the LasikPlus® brand, today reported that 15,335 procedures were performed at LasikPlus® vision centers during the third quarter of 2009, compared with 17,864 in the second quarter of 2009 and 21,484 the third quarter of 2008.

LCA-Vision will release third quarter 2009 financial results prior to market opening on Tuesday, October 27, 2009.  A conference call and webcast to discuss the results will also be held on Tuesday, October 27, 2009 at 10:00 a.m. Eastern time.

To access the conference call, dial 866-322-1352 (within the United States and Canada), or 706-643-6246 (international callers).  The webcast will be available at the investor relations section of LCA-Vision’s website.  A replay of the call and webcast will begin approximately two hours after the live call has ended.  To access the replay, dial 800-642-1687 (within the United States and Canada), or 706-645-9291 (international callers) and enter the conference ID number: 328 092 80.

About LCA-Vision Inc./LasikPlus®
LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 71 LasikPlus® fixed-site laser vision correction centers in 31 states and 53 markets in the United States and a joint venture in Canada.  Additional company information is available at www.lca-vision.com and www.lasikplus.com.

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For Additional Information

Company Contact:	Investor Relations Contact:
Barb Kise	Jody Cain
LCA-Vision Inc.	Lippert/Heilshorn & Associates
513-792-9292	310-691-7100

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